Exhibit 3.5

BYLAWS
OF
CorpHQ Inc.
A California Corporation

ARTICLE I
OFFICES

Section 1.               PRINCIPAL EXECUTIVE OR BUSINESS OFFICES.  The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California.  If the principal executive office is located outside Californiaand the corporation has one or more business offices in California, the board shall fix and designate a principal business in California.

Section 2.                  OTHER OFFICES.  Branch or subordinate offices may be established at any time and at any place by the Board of Directors.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.              PLACE OF MEETINGS.  Meetings of shareholders shall be held at any place within or  outside the State of Californiadesignated by the board of directors.  In the absence of a designation by the board, shareholders’ meetings shall be held at the corporation's principal executive office.

Section 2.              ANNUAL MEETING.  The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors.

The date so designated shall be within three months after the end of the corporation’ s fiscal year, and within fifteen months after the last annual meeting.

At each annual meeting, directors shall be elected and any other proper business within the power of the shareholders may be transacted.

Section 2.              ANNUAL MEETING.  The annual meeting of the shareholders shall be held on the fifteenth day in April each year at 10:00 a.m..  If, however, this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day.  At this meeting, directors shall be elected and any other proper business within the power of the shareholders may be transacted.

     Section 3.                SPECIAL MEETING.  A special meeting of the shareholders may be called at any time by the board of directors, by the chair of the board, by the chief executive or by one or more shareholders holding shares that in the aggregate are entitled to cast ten percent or more of the votes at that meeting.

          If a special meeting is called by anyone other than the board of directors, the person or persons calling the meeting shall make a request in writing, delivered personally or sent by registered mail or by telegraphic or other facsimile transmission, to the chair of the board or the chief executive officer, vice president, or secretary, specifying the time and date of the meeting (which is not less than 35 nor more than 60 days after the receipt of the request) and the general nature of the business proposed to be transacted.  Within 20 days after receipt, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with Section 4 of this Article II, stating that a meeting will be held at the time requested by the person (s) calling the meeting, and stating the general nature of the business proposed to be transacted.  If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the board may be held.

Section 4.              NOTICE OF SHAREHOLDERS’ MEETINGS.  All notices of meetings of shareholders  shall be sent or otherwise given in accordance with Section 5 of this Article II, not fewer than 10 nor more than 60 days before the date of the meeting.  Shareholders entitled to notice shall be determined in accordance with Section 11 of this Article II.  The notice shall specify the place, date, and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the board of directors, at the time of giving the notice, intends to present for action by the shareholders.  If directors are to be elected, the notice shall include the names of all nominees whom the board intends, at the time of the notice, to present for election.

The notice shall also state the general nature of any proposed action to be taken at the meeting to approve any of the following matters:

(I)  A transaction in which a director has a financial interest, within the meaning of  310 of the California Corporations Code;

(ii)  An amendment of the articles of incorporation under 902 of that Code:

(iii)  A reorganization under 1201 of that Code;

(iv)	A voluntary dissolution under 1900 of that Code; or

(v)	A distribution in dissolution that requires approval of the outstanding shares under 2007 of that Code.

Section 5.       MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE.  Notice of any shareholders’ meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address appearing on the corporation's books or given by the shareholder to the corporation for purposes of notice.  If no address appears on the corporation's books or has been given as specified above, notice shall be either (1) sent by first-class mail addressed to the shareholder at the corporation's principal executive office, or (2) published at least once in a newspaper of general circulation in the county where the corporation's principal executive office is located.  Notice is deemed to have been given a t the time when delivered personally or deposited in the mail or sent by other means of written communication.

If  any notice or report mailed to a shareholder at the address appearing on the corporation's books is returned marked to indicate that the United States Postal Service is unable to deliver the document to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at the corporation's principal executive office for a period of one year from that date the notice or report was given to all other shareholders.

An affidavit of the mailing or other authorized means of giving notice or delivering a document, of any notice of shareholders’ meeting, report, or other document sent to  shareholders, may be executed by the corporation's secretary, assistant secretary, or transfer agent and, if executed, shall be filed and maintained in the minute book of the corporation.

Section 6.      QUORUM.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting at which a quorum is present continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.       ADJOURNED MEETING; NOTICE.  Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented by that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

       When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice of the adjourned  meeting  need not be given if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless a new adjournment is for more than 45 days after the date set for the original meeting, in which case the board of directors shall set a new record date.  Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting, in accordance with Sections 4 and 5 of this Article II.  At any adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

Section 8.       VOTING.  The shareholders entitled to vote any meeting of shareholders shall be determined in accordance with  Section 11 of this Article II, subject to the provisions of sections 702 through 704 of the California Corporations Code relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership.  The shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.  On any matter other than the election of directors,  any shareholder may vote part of the shares the shareholder is to vote in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote.  If a quorum is present (or if a quorum has been present earlier at the meeting but some shareholders have been withdrawn),  the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitute a majority of the number of shares required for a quorum, shall be the act of the shareholders unless the vote of a greater number of voting by classes is required by law or by the articles of incorporation.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which that shareholder normally would be entitled to cast), unless the candidates’ names have been placed in nomination before commencement of the voting and a shareholder has given notice at the meeting, before the voting has begun, of the shareholder's intention to cumulate votes.  If any shareholder has given such a notice, then all shareholder's shares are normally entitled to vote may cumulate their votes for candidates in nomination, and may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit.  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

    Section 9.        WAIVER OF NOTICE OR CONSENT OF ABSENT SHAREHOLDERS.  The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote who was not present in person or by proxy, either before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting.  The waiver of notice or consent need not specify either the business to be transacted or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that, if action is taken or proposed to be taken for approval of any of those matters specified in section 601 (f) of the California Corporations Code, i.e.,

(I)  A transaction in which a director has financial interest, within the meaning of 310 of  the California Corporations Code;

(ii)  An amendment of the articles of incorporation under 902 of that Code;

(iii)  A reorganization under 1201 of that Code;

(iv)  A voluntary dissolution under 1900 of that Code;
or
(v)  A distribution in dissolution that requires approval of the outstanding shares under 2007 of that Code.

The waiver of notice or consent is required to state the general nature of the action or proposed action.  All waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting

A shareholder's attendance at a meeting also constitutes a waiver of notice of that meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully  called or convened.  In addition, attendance at a meeting does not constitute a waiver of any right to object to consideration of matters required by law to included in the notice of the meeting which are not so included, if that objection is expressly made at the meeting.

Section 10.         SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Any action that could be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

    Directors may be elected by written consent of the shareholders without a meeting only if the written consents of all shares entitled to vote are obtained, except that vacancies on the board (other than vacancies created by removal) not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

All consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records.  Any shareholder or other authorized person who has given a written consent may revoke it by writing received by the secretary  of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given of any corporate action approved by shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing.  As to approvals required by California Corporations Code section 310 (transactions in which a director has a financial interest), section 317 (indemnification of corporate agents), section 1201 (corporate reorganization), or section 2007 (certain distributions on dissolution), notice of the approval shall be given at least ten days before the consummation of any action authorized by the approval.  Notice shall be given in the manner specified in Section 5 of this Article II.

Section 11.         RECORD DATE FOR SHAREHOLDER NOTICE OF MEETING, VOTING, AND GIVING CONSENT.

(a) For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders’ meeting or give written consent to corporate action without a meeting, the board may fix in advance a record date that is not more than 60 nor less than 10 days before the date of a shareholders’ meeting, or not more than 60 days before any other action.

(b)  If no record date is fixed:

(i)  The record date for determining shareholders entitled to receive notice of and vote at a shareholders’ meeting shall be the business day next preceding the day on which notice is given, or if notice is waived as provided in Section 9 of this Article II the business day next preceding the day on which the meeting is held.

(ii)  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, if no prior action has been taken by the board, shall be the day on which the first written consent is given.

(iii)  The record date for determining shareholders for any other purpose shall be as set forth in, Section 1 of Article VIII of these bylaws.

(c)  A determination of shareholders of record entitled to receive notice of and vote at a shareholders’ meeting shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting.  However, the board shall fix a new record date if the new adjournment is to a date more than 45 days after the date set for the original meeting.

(d)  Only shareholders of record on the corporation's books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this section, notwithstanding any transfer of shares on the corporation's books after the record date, except as otherwise required by law.

Section 12.         PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation.  A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder's or the shareholder's attorney in fact.  A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote under that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting;  or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of sections 705 (e) and 705 (f) of the Corporations Code of California.

Section 13.        INSPECTORS OF ELECTION.  Before any meeting of shareholders, the board of directors may appoint any  persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the chair of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one or three.  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chair of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

    These inspectors shall:  (a) determine the number of shares outstanding and voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;  (b) receive votes, ballots, or consents;  (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;  (d) count and tabulate all votes or consents;  (e) determine when the polls shall close;  (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III
DIRECTORS

Section 1.       POWERS.  Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to these general powers, and subject to the same limitations, the board of directors shall have the power to:

(a)  Select and remove all officers, agents, and employees of  the corporation;  prescribe any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws;  fix their compensation; and require from them security for the faithful service.

(b)  Change the principal executive office or the principal business office in the State of  California from one location to another;  cause the corporation to qualified to do business in any other state, territory, dependency, or country and conduct business within or outside the State of California;  and designate any place within or outside the State of California for holding any shareholders’ meeting or meetings, including annual meetings.

(c)  Adopt, make, and use a corporate seal;  prescribe the forms of certificates of stock; and alter the forms of certificates of stock; and alter the form of the seal and certificates.

(d)  Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received.

(e)  Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

Section 2.       NUMBER AND QUALIFICATION OF DIRECTORS.  The authorized number of directors shall be no fewer than three nor more than seven.  The exact number of authorized directors shall be three until changed, within limits specified above, by a bylaw amending this section, duly adopted by the board of directors or by the shareholders.  The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly approved by a majority of the outstanding shares entitled to vote.  An amendment that would reduce the minimum number to fewer than five, however, cannot be adopted if the votes cast against its adoption at a shareholders’ meeting or the shares not consenting to an action by written consent are equal to more than one-sixth (16-2/3 percent) of the outstanding shares entitled to vote.  No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number minus one.

Section 3.        ELECTION AND TERM OF OFFICE OF DIRECTORS.  Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting.  Each shareholders to hold office until the next annual meeting.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4.       VACANCIES.  A vacancy in the board of directors shall be deemed to exist:  (a) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in sections 303 or 304 of the California Corporations Code;  (b) if the board of directors declares vacant an office of a director who has been convicted of a felony or declared of unsound mind by an order;  (c) if the authorized number of directors is increased; or (d) if at any shareholders’ meeting at which one or more directors are elected the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

Any director may resign effective on giving written notice to the chair of the board, the chief executive officer, the secretary, or the board of directors, unless the notice specifies a later effective date.  If the resignation is effective at a future time, the board may elect a successor to take office when the resignation becomes effective.

Except for a vacancy caused by the removal of a director, vacancies on the board may be filled by approval of the board or, if the number of directors then in office is less than an quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with section 307 of the Corporation Code, or (3) a sole remaining director.  A vacancy on the board caused by the removal of a director may be filled only by the shareholders, except that a vacancy created when the board declares the office of a director vacant as provided in clause (b) of the first paragraph of this section of the bylaws may be filled by the board of directors.

The shareholders may elect a director at any time to fill a vacancy not filled by the board of directors.

The term of office of a director elected to fill a vacancy shall run until the next annual meeting of the shareholders, and such a director shall hold office until a successor is elected and qualified.

Section 5.        PLACE OF MEETINGS;  TELEPHONE MEETINGS.  Regular meetings of the board of directors may be held at any place within or outside the State California as designated from time to time by the board.  In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation.  Special meetings of the board shall be held at any place within or outside the State of Californiadesignated in the notice of the meeting, or if the notice does not state a place, or if there is no notice, at the principal executive office of the corporation.  Any meeting, regular or special,  may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another.

Section 6.       ANNUAL DIRECTORS’ MEETING.  Immediately after each annual shareholders’ meeting, the board of  directors shall hold a regular meeting a the same place, or at any other place that has been designated by the board of directors, to consider matters of organization, election of officers, and other business as desired.  Notice of this meeting shall not be required unless some place other than the place of the annual shareholders’ meeting has been designated.

Section 7.      OTHER REGULAR MEETINGS.  Other regular meetings of the board of directors shall be held without call at times to be fixed by the board of directors from time to time.  Such regular meetings may be held without notice.

Section 8.      SPECIAL MEETINGS.  Special meetings of the board of directors may be called for any purpose or purposes at any time by the chair of the board, the chief executive officer, any vice president, the secretary, or any two directors.

Special meetings shall be held on four days’ notice by mail or forty-eight hours’ notice delivered personally or by telephone or telegraph.  Oral notice given personally or by telephone may be transmitted either to the director or to a person a the director's office who can reasonably be expected to communicate it promptly to the director.  Written notice, if used, shall be addressed at each director at the address shown on the corporation's records.  The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held a the principal executive office of the corporation.

    Section 9.         QUORUM.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held a which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Corporations Code section 310 (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest);  section 311 (as to appointment of committees), and section 317 (e) (as to indemnification of directors).  A meeting at which a quorum is initially present may continue to transact business, despite a withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 10.     WAIVER OF NOTICE.  Notice of a meeting, although otherwise required, need not be given to any director who (I) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice;  (ii) signs an approval of the minutes of the meeting;  or (iii) attends the meeting without protesting the lack of notice before or at the beginning of the meeting.  Waivers of notice or consents need not specify the purpose of the meeting.  All waivers, consents, and approvals of the minutes shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.      ADJOURNMENT TO ANOTHER TIME OR PLACE.  Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time or place.

Section 12.      NOTICE OF ADJOURNED MEETING.  Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than 24 hours, in which case notice shall be given, before the time set for resuming the adjourned meeting, to the directors who were not present at the time of the adjournment.  Notice need not be given in any case to directors who were present at the time of adjournment.

Section 13.      ACTION WITHOUT A MEETING.  Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board of directors individually or collectively consent in writing to that action.  Any action by written consent shall have the same force and effect as a unanimous vote of the board of directors.  All written consents shall be filed with the minutes of the proceedings of the board of directors.

Section 14.      FEES AND COMPENSATION OF DIRECTORS.  Directors and members of committees of the board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the board of directors.  This section shall not be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee, or otherwise, or from receiving compensation for those services.

ARTICLE IV
OFFICERS

Section 1.        OFFICERS.  The officers of the corporation shall be a chief executive officer, a chief operating officer or president, a secretary, and a chief financial officer.  The corporation may also have, at the discretion of the board of directors, a chair of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with Section 3 of this Article IV.  Any number of  offices may be held by the same person.

Section 2.        APPOINTMENT OF OFFICERS.  The officers of the corporation, except for subordinate officers appointed in accordance with Section 3 of this Article IV shall be appointed by the board of directors, and shall serve at the pleasure of the board of directors

Section 3.       SUBORDINATE OF OFFICERS.  The board of directors may appoint, and may empower the chief executive officer to appoint other officers as required by the business of the corporation, whose duties shall be as provided in the by laws, or as determined from time to time by the board of directors or the chief executive officer.

Section 4.      REMOVAL AND RESIGNATION OF OFFICERS.  Any officer chosen by the board of directors may be removed at any time, with or without cause or notice, by the board of directors.  Subordinate officers appointed by persons other than the board under Section 3 of this Article IV may be removed at any time, with or without cause or notice, by the board of directors, or by the officer by whom appointed.  Officers may be employed for a specified term under a contract of employment if employed for a specified term under a contract of employment if authorized by the board of directors;  such officers may be removed from office at any time under this section, and shall have no claim against the corporation or individual officers or board members because of the removal except any right to monetary compensation to which the officer may entitled under the contract of employment.

Any officer may resign at any time by giving written notice to the corporation.  Resignations shall take effect on the date of receipt of the notice, unless a later time is specified in the notice.  Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment to which the officer is a party.

Section 5.      VACANCIES  IN OFFICES.  A vacancy in any office resulting from officer's death, resignation, removal, disqualification, or from any other cause shall be filled in the  manner prescribed in these bylaws for regular election or appointment to that office.

Section 6.       CHAIRMAN OF THE BOARD.  The board of directors shall elect a chairman, who shall exercise and perform such other powers and duties as may be assigned from time to time by the board of directors.  If there is no chief executive officer, the chairman of the board shall in addition be the chief executive officer of the corporation, and shall have the powers and duties as set forth in Section 7 of this Article IV.

Section 7.       CHIEF EXECUTIVE OFFICER.  Except to the extent that the bylaws or the board of directors assign specific powers and duties to the chairman of the board (if any), the chief executive officer shall be the corporation's general manager and senior executive officer and, subject to the control of the board of directors, shall have general supervision, direction, and control over the corporation's business and its officers.  The managerial powers and duties of the chief executive officer shall include, but are not limited to, all the general powers and duties of management usually vested in the office of chief executive officer or president of a corporation, and the chief executive officer shall have other powers and duties as prescribed by the board of directors or the bylaws.  The chief executive officer shall preside at all meetings of the shareholders and, in the absence of the chairman of the board or if there is no chairman of the board, shall also preside at meetings of the board of directors.

Section 8.       PRESIDENT.  If desired, a president may be chosen by the board of directors in accordance with provisions for appointing officers set forth in Section 2 of this Article IV.  In the absence or disability of the chief executive officer, the president's duties and responsibilities shall be carried out by the president.  When so acting, the president shall have all the powers of an be subject to all the restrictions on the president.  The president of the corporation shall have such other powers and perform such other duties prescribed from time to time by the board of directors, the bylaws, or the chief executive officer (or chairman of the board if there is no chief executive officer).

Section 9.  SECRETARY.

(a)  Minutes.

  The Secretary shall keep, or cause to be kept, minutes of all of the shareholders’ meetings and of all other board meetings.  If the secretary is unable to be present, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting.  The secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the board of directors, a book of minutes of all meetings and actions of the shareholders,  of the board of directors, and of committees of the board.  The minutes of each meeting shall state the time and place the meeting was held;  whether it was a regular or special;  if special, how it was called or authorized;  the names of directors present at board or committee meetings;  the number of shares present or represented at shareholders’ meetings;  an accurate account of the proceedings;  and when it was adjourned.

      (b)  Record of  Shareholders.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of  shareholders.  This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

(c)  Notice of Meetings.

The secretary shall give notice, or cause notice to be given, of all shareholders’ meetings, board meetings, and meetings of committees of the board for which notice is required by statute or by the bylaws.  If the secretary or other person authorized by the secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation.

(d)  Other Duties.

The secretary shall keep the seal of the corporation, if any, in safe custody.  The secretary shall have such other powers and perform other duties as prescribed by the board of directors or by the bylaws.

Section 10.        CHIEF FINANCIAL OFFICER.  The chief financial officer shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall (1) deposit corporate funds and other valuables in the corporation's name and to its credit with depositories designated by the board of directors;  (2) make disbursements of corporate funds as authorized by the board;  (3) render a statement of the corporation's financial condition and an account of all transactions conducted as chief financial officer whenever requested by the chief executive officer or the board of directors;  and (4) have other powers and perform other duties prescribed by the board of directors or the bylaws.

Unless the board of directors has elected a separate treasurer, the chief financial officer shall be deemed to be the treasurer for purposes of giving any reports or executing any certificates or other documents.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES, AND OTHER AGENTS

The corporation shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actual and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.  For purposes of this article, an “agent” of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise serving at the request of such predecessor corporation.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES, AND OTHER AGENTS

Section 1.         AGENTS, PROCEEDINGS, AND EXPENSES.  For the purposes of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation, or who is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation;  “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative;  and “expenses” includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(d) of this Article VI.

Section 2.        ACTIONS OTHER THAN BY THE CORPORATION.  This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had not reasonable cause to believe the conduct of that person was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably cause to believe that the person's conduct was not unlawful.

      Section 3.        ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.  This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its shareholders. No indemnification shall be made under this Section 3 for the following:

(a)  With respect to any claim, issue, or matter on which such person has been adjudged to be liable to this corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to  he extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(b)  Amounts paid in settling or otherwise disposing of a pending action without court approval; or

(c)  Expenses incurred in defending a pending action that is settled 2.85 or otherwise disposed of without court approval.

Section 4.      SUCCESSFUL DEFENSE BY AGENT.  To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article IV, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5.      REQUIRED APPROVAL.  Except as provided in Section 4 of this Article VI, any indemnification under this  Section shall be made by the corporation only if authorized in the specific case, after a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard or conduct set forth in Section 2 or 3 by one of the following:

(a)  A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b)  Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available;

(c)            (i)  The affirmative vote of a majority of shares of this corporation entitled to voted represented at a duly held meeting a which a quorum is present; or

(ii)   the written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of this subsection 5(c), the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or

(d)  The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

Section 6.         ADVANCE OF EXPENSES.  Expenses incurred in defending any proceeding may be advanced by the corporation  before the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VI.

Section 7.        OTHER CONTRACTUAL RIGHTS.  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of  shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the corporation.  Nothing in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 8.        LIMITATIONS.  No indemnification or advance shall be made under this Article VI, except as provided in Section 4 or Section 5(d), in any circumstance if it appears:

(a)  That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)  That it would be inconsistent with any condition expressly imposed by a court in approving settlement.

Section 9.         INSURANCE.  This corporation may purchase and maintain insurance on behalf of any agent of the corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not this corporation would have the power to indemnify the agent against liability under the provisions of this Article VI.  Notwithstanding the foregoing, if this corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company and/or the policy shall meet the conditions set forth in section 317 (I) of the Corporations Code.

Section 10.       FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN.  This Article VI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of he corporation.  The corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the directors, officers, and employees of the corporation or any of its subsidiary or affiliated corporations.

Section 11.       SURVIVAL OF RIGHTS.  The rights provided by this Article VI shall continue for a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors, and administrators of  such persons.

Section 12.       EFFECT OF AMENDMENT.  Any amendment, repeal, or modification of this Article VI shall not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

Section 13.       SETTLEMENT OF CLAIMS.  The corporation shall not be liable to indemnify any agent under this Article VI for (a) any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld, or (b) any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

Section 14.       SUBROGATION.  In the event of payment under Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of  recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable to the corporation effectively to bring suit to enforce such rights.

Section 15.       NO DUPLICATION OF PAYMENTS.  The corporation shall not be liable under this Article VI to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of the amounts otherwise indemnifiable under this Article.

ARTICLE VII
RECORDS AND REPORTS

Section 1.          MAINTENANCE OF SHAREHOLDER RECORD AND INSPECTION BY SHAREHOLDERS.  The corporation shall keep its principal executive office or at the office of its transfer agent or registrar, as determined by resolution of the board of directors, a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders holding at least 5 percent in the aggregate of the outstanding voting shares of the corporation have the right to do either or both of the following:

(a)  Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours, on five days’ prior written demand on the corporation, or

(b)  Obtain from the corporation's transfer agent, on written and tender of the transfer agent's usual charges for this service, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which a list has been compiled or as of a specified date later than the date of demand.  This list shall be made available within five days after (i) the date of demand or (ii) the specified later date as of which the list is to be compiled.  The record of shareholders shall also be  open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the shareholder's interests as a shareholder or holder of a voting trust certificate.  Any inspection and copying under this section may be mad in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making a demand.

Section 2.         MAINTENANCE AND INSPECTION OF BYLAWS.  The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the corporation is outside the State of Californiaand the corporation has no principal business office in this state, the secretary shall, on written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

Section 3.        MAINTENANCE AND INSPECTION OF MINUTES AND ACCOUNTING RECORDS.  The minutes of proceedings of the shareholders, board of directors, and committees of the board, and the accounting books and records shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the board of directors.  The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form.  The minutes and records shall be open to inspection on the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts.

    Section 4.          INSPECTION BY DIRECTORS.  Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every king and the physical properties of the corporation and each of its subsidiary corporations.  This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy  and make extracts of documents.

Section 5.      ANNUAL REPORT TO SHAREHOLDERS.  Inasmuch as, and for as long as, there are fewer than 100 shareholders, the requirement of an annual report to shareholders referred to in section 1501 of the California Corporations Code is expressly waived.  However, nothing in this provision shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders, as the board considers appropriate.

Section 6.      FINANCIAL STATEMENTS.  The corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the corporation on file in the corporation's principal executive office for 12 months; these documents shall be exhibited at all reasonable times, or copies provided, to any shareholder on demand.

If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year the corporation shall deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of  the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

A shareholder or shareholders holding five percent or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet of the corporation as of the end of that period.  If such documents are not already prepared, the chief financial officer shall cause them to be prepared and shall deliver the document personally or mail them to the requesting shareholders within 30 days after receipt of the request.  A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the corporation has sent the shareholders an annual report for the last fiscal year.

Quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of independent accountants engaged by the corporation or the certificate of an authorized corporate officer stating that the financial statements were prepared without audit from the corporation's books and records.
Section 7.  ANNUAL STATEMENT OF GENERAL INFORMATION.

(a)  Every year, during the calendar month in which the original articles of incorporation were filed with the California Secretary  of State, or during the preceding five calendar months, the corporation shall file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of directors;  the names and complete business or residence addresses of all incumbent directors; the names and complete business or residence addresses of the chief executive officer, the secretary, and the chief financial officer;  the street address of the corporation's principal executive office or principal business office in this state;  a statement of the general type of business constituting the principal business activity of the corporation for the corporation;  and a designation of the agent of the corporation for the purpose of service of process, all in compliance with section 1502 of the Corporations Code of California.

(b)  Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information in the corporation's last annual statement on file in the Secretary of State's office, the corporation may, in lieu of filing the annual statement described in paragraph (a) of this section, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

ARTICLE VIII
GENERAL CORPORATE MATTERS

Section 1.       RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.  For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled  to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of shareholders’ meetings and giving written consent of the shareholders’ without a meeting), the board of directors may fix in advance a record date which shall be not more than 60 nor less than 10 days before the date of the dividend payment, distribution, allotment, or other action.  If a record date is so fixed, only shareholders of record at the close of business on that date entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case may be, notwithstanding any transfer of shares on the corporation's books after the record date, except as otherwise provided by statute.

If the board of directors does not so fix a record date in advance, the record date shall be at the close of  business on the later (1) the day on which the board of  directors adopts the applicable resolution or (2) the 60th day before the date of the dividend payment, distribution, allotment of rights, or other action.

    Section 2.         AUTHORIZED SIGNATORIES FOR CHECKS.  All checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner authorized from time to time by resolution of the board of directors.

Section 3.      EXECUTING CORPORATE CONTRACTS AND INSTRUMENTS.  Except as otherwise provided in the articles or in these bylaws, the board of directors by resolution may authorize any officer, officers,  agent, or agents to enter into any contract or to execute any instrument in the name of and on behalf of the corporation.  This authority may be general or it may be confined to one or more specific matters.  No officer, agent, employee, or other person purporting to act on behalf of the corporation shall have any power or authority to bind the corporation in any way, to pledge the corporation's credit, or to render the corporation liable for any purpose or in any amount, unless that person was acting with authority duly granted by the board of directors as provided in these bylaws, or unless an unauthorized act was later ratified by the corporation.

Section 4.      CERTIFICATES FOR SHARES.  A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of the shares are fully paid.

In addition to certificates for fully paid shares, the board of directors may authorize the issuance of certificates for shares that are partly paid and subject to call for the remainder of the purchase price, provided that the certificates representing partly paid shares shall state the total amount of the consideration to be paid for the shares and the amount actually paid.

All certificates shall certify the number of shares and the class or series of shares represented by the certificate.  All certificates shall be signed in the name of the corporation by (1) the chief executive officer, and (2) either the president or the secretary.

Any of the signatures on the certificate may be facsimile.  If any officer, transfer, agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

    Section 5.           LOST CERTIFICATES.  Except as provided in this Section 5, no new certificates for shares shall be issued to replace old certificates unless the old certificate is surrendered to the corporation for cancellation at the same time.  If share certificates or certificates for any other security have been lost, stolen, or destroyed, the board of directors may authorize the issuance of replacement certificates on terms and conditions as required by the board, which may include a requirement that the owner give the corporation a bond (or other adequate security) sufficient to indemnify the corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the replacement certificate.

Section 6.      SHARES OF OTHER CORPORATIONS: HOW VOTED.  Shares of other corporations standing in the name of this corporation shall be voted by one of the following persons, listed in order of preference:

(1) chairman of the board, or person designated by the chairman of the board;
(2) chief executive officer, or person designated by the chief executive officer;
(3) president, or person designated by the president;
(4) other person designated by the board of directors.

The authority to vote shares granted by this section includes the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

Section 7.       REIMBURSEMENT OF CORPORATION IF PAYMENT NOT TAX DEDUCTIBLE.  If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed.  The board of directors shall enforce repayment of each such amount disallowed by taxing authorities.

       Section 8.         CONSTRUCTION AND DEFINITIONS.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in sections 100 through 195 of the California Corporations Code shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX
AMENDMENTS

Section 1.        AMENDMENT BY BOARD OF DIRECTORS OR SHAREHOLDERS.  Except as otherwise required by law or by the articles of incorporation, these bylaws may be amended or repealed, and new bylaws may be adopted, by the board of directors or by the holders of a majority of the outstanding shares entitled to vote.

Notwithstanding the first sentence of this section, any amendment, repeal, or adoption of a bylaw by action of the board of directors on any of the following matters shall be ineffective unless and until it is approved by a majority of the outstanding shares entitled to vote:

Article II
Section 6.                       Quorum of shareholders voting at shareholders' meetings
Section 9.                       Waiver of Notice or Consent by Absent Shareholders
Article III
Section 1.                       Powers of Directors
Section 2.                       Number of Directors
Section 3.                       Election and Term of Directors
Section 4.                       Vacancies in Board of Directors
Section 9.                       Quorum of Board of Directors
Section 10.                      Waiver of Notice of Board of Directors Meeting